Exhibit 99.1

KINDRED HEALTHCARE COMPLETES ACQUISITION OF GENTIVA HEALTH SERVICES

CREATING NATION-WIDE INTEGRATED CARE DELIVERY SYSTEM

Combined Company Will Have Pro Forma Annual Revenues

of Approximately $7.2 Billion1 and Operating Income of More Than $1.0 Billion1

Transaction Will be Immediately and Significantly Accretive to Kindred Earnings

and Cash Flows2, with More Than $70 Million of Expected Synergies,

Accelerating Kindred’s Growth and Margin Profile

LOUISVILLE, Ky. (February 2, 2015) – Kindred Healthcare, Inc. (“Kindred” or the “Company”) (NYSE:KND) today announced that it has completed its acquisition of Gentiva Health Services, Inc. (“Gentiva”), in a transaction valued at $1.8 billion, including the assumption of net debt.

The combination positions Kindred to help shape the American healthcare delivery system by providing patient-centered, coordinated care at home and across the Continuum of Care, and will further enhance Kindred’s industry leading position as the Nation’s premier post-acute and rehabilitation services provider. The combination of Kindred and Gentiva will make Kindred at Home the largest and most geographically diversified Home Health and Hospice organization in the United States. This comes just one month after completing the acquisition of Centerre Healthcare Corporation (“Centerre”), a strong rehabilitation hospital provider, which added 11 inpatient rehabilitation facilities to Kindred’s network of services.

The combined company will:

•	Serve more than 1.1 million patients per year;
•	Operate in 47 states;
•	Employ approximately 105,200 individuals, making it the 81st largest private employer in the United States.
•	Be the largest operator of long-term acute care hospitals and inpatient rehabilitation facilities in the United States, as well as the Nation’s largest provider of rehabilitation, home health and hospice services and one of the leading sub-acute and skilled nursing providers.

Strategic and Financial Benefits of the Combination

•	Builds on Kindred’s Industry Leadership: Through Kindred’s Continue the Care strategy, the combined company will deliver patient-centered, coordinated care across the full continuum – from hospital to home. This integrated model is preferred by consumers as well as payors, including Accountable Care and Managed Care Organizations, as it improves quality, clinical outcomes, care transitions and patient satisfaction while reducing costs.

[1]	Pro forma revenues and operating income (Acquisition Adjusted EBITDAR, as defined on page 5) were computed by combining the twelve months ended September 30, 2014 data for Kindred, Gentiva and Centerre Healthcare Corporation, which was acquired by the Company on January 1, 2015 (see attached reconciliations). In addition, Acquisition Adjusted EBITDAR includes full run rate expected cost synergies of $70 million.
[2]	Exclusive of transaction and integration costs.

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Kindred Healthcare Completes Acquisition of Gentiva Health Services

February 2, 2015

•	Enhances Market Presence to Address Demand for Coordinated Healthcare and Expands Clinical Capabilities in Kindred’s Integrated Care Markets: The Gentiva footprint overlaps in 20 of 23 of Kindred’s current and targeted Integrated Care Markets, which are among the top 30 Metropolitan Statistical Areas in the United States. Kindred expects this will create significant benefits for patients from improved care transitions and potential revenue synergies for the Company from referrals across the combined care delivery platform.

•	Significantly Increases Size and Scale, Diversifies Revenue Mix, and Enhances Revenue and Margin Growth Profiles: On a pro forma basis, the combined company will have annual revenues of approximately $7.2 billion and operating income (Acquisition Adjusted EBITDAR) of more than $1 billion, including full run rate expected cost synergies of $70 million. Kindred’s revenue and margin growth profiles will also be significantly enhanced by the combination.

•	Substantial Cost and Revenue Synergies: Kindred has identified approximately $70 million of cost synergies and expects to achieve the full run rate within two years of closing, of which approximately $35 million is expected to be achieved in the first year following the closing. In addition, Kindred expects to realize revenue synergies that will improve patient care transitions and choice, and drive volume growth as a result of cross-selling across the combined service platform. Kindred expects annual run rate revenue synergies of more than $60 million over time.

•	Immediately and Significantly Accretive: Kindred expects the acquisitions of Gentiva and Centerre will be immediately and significantly accretive to core earnings and operating cash flows, exclusive of transaction and integration costs. The Company expects the combined acquisitions to be approximately $0.40 to $0.60 accretive to Kindred’s standalone earnings, on a run rate basis, by the end of 2016 once expected synergies are fully realized. On the same basis, Kindred expects pro forma combined adjusted operating cash flows (as defined in footnote 3 below) of $350 million to $400 million, annual combined maintenance capital expenditures of approximately $120 million to $130 million, and pro forma combined adjusted operating cash flows, further adjusted for such maintenance capital expenditures, of $230 million to $270 million.

•	Enhanced Capital Structure, Strong Cash Flow Profile, Commitment to Deleveraging and Maintaining Moderate Leverage Profile: Kindred will maintain a strong balance sheet with significant cash flow and reduced capital expenditures and rent burden, giving it the ability to continue paying a meaningful cash dividend while reducing debt. Kindred expects pro forma adjusted net leverage[4] will be roughly 5.5x5 Adjusted Debt to Acquisition Adjusted EBITDAR at closing, and to reduce its outstanding indebtedness to below 5.0x6 Adjusted Debt to Acquisition Adjusted EBITDAR by the end of the second full year following closing. Kindred reiterates its commitment to a steady-state target leverage profile of 4.5x to 5.0x Adjusted Debt to Acquisition Adjusted EBITDAR.

[3]	Pro forma combined adjusted operating cash flows is defined as core net income plus depreciation, amortization, stock-based compensation and deferred financing cost amortization and prior to capital expenditures, dividends and changes in working capital.
[4]	Pro forma adjusted net leverage is computed by dividing a numerator comprised of estimated long-term debt at closing plus pro forma annual rent expense multiplied by six, less unrestricted cash, by a denominator comprised of Acquisition Adjusted EBITDAR with cost savings as referenced in footnotes 5 and 6. Pro forma annual rent expense was computed by combining rent expense for the twelve months ended September 30, 2014 for Kindred, Gentiva and Centerre.
[5]	Includes $35 million of annual run rate cost synergies expected to be realized in the first full year following closing.
[6]	Includes $70 million of annual run rate cost synergies expected to be realized in the second full year following closing.

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Kindred Healthcare Completes Acquisition of Gentiva Health Services

February 2, 2015

Management Commentary

“We are pleased to announce the successful completion of our combination with Gentiva,” said Paul J. Diaz, Kindred’s Chief Executive Officer. “Today, Kindred is positioned to deliver patient-centered, coordinated care – from hospital to home – through an integrated model that improves quality, clinical outcomes and patient satisfaction in a cost-effective manner. We look forward to continuing to execute on our Continue the Care strategy, which has significant advantages for patients and their families, as well as our provider partners and payors. This significantly accretive transaction will generate strong operating cash flows that will allow Kindred to quickly delever, support future growth, and return capital to shareholders, enabling us to advance our Mission, Strategy and create significant value for our shareholders.”

Benjamin A. Breier, President and Chief Operating Officer of the Company, said, “We are excited to begin operating as one company. Kindred now has an expanded breadth of offerings, broad geographic footprint and enhanced presence in our Integrated Care Markets that we believe will drive more efficient and cost-effective coordinated care. We welcome Gentiva’s employees to the Kindred team and are excited to begin working together to advance our Strategy, Mission and shared values. We fully expect a seamless integration that will create exciting opportunities for many of our employees while delivering significant benefits to payors, patients and the communities we serve. We are pleased with the strong operating trends in both companies in the back half of 2014 and strong momentum going into 2015.”

“We are excited to have successfully closed both Gentiva and Centerre more quickly than expected,” said Stephen D. Farber, Executive Vice President, Chief Financial Officer of the Company. “Our Integration Management Office comprised of Kindred, Gentiva and Centerre employees has made tremendous progress planning at a detailed level the integration of the combined enterprise. We are extremely confident in our ability to achieve our stated synergy goals while continuing to grow the underlining businesses.”

As previously announced, under the terms of the merger agreement Gentiva shareholders will receive $14.50 per share in cash and 0.257 shares of Kindred common stock based upon an agreed upon fixed exchange ratio.

Kindred will report 2014 results for Kindred and Gentiva in late February, as well as certain preliminary financial information regarding the combined company. Kindred expects to provide financial guidance for the combined company in connection with its first quarter 2015 earnings announcement, following completion of the transaction accounting.

Advisors

Citi and Guggenheim Securities acted as financial advisors to Kindred. Cleary Gottlieb Steen & Hamilton LLP acted as legal advisor and Gibson, Dunn & Crutcher LLP served as special counsel to Kindred.

Barclays and Edge Healthcare Partners served as financial advisors to Gentiva and Greenberg Traurig, LLP served as Gentiva’s legal advisor.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements regarding the Company’s acquisitions of Gentiva and Centerre (including the benefits, results and effects of such acquisition), all statements regarding the Company’s expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,”

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Kindred Healthcare Completes Acquisition of Gentiva Health Services

February 2, 2015

“estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “may,” “potential,” “upside,” and other similar expressions. Statements in this press release concerning the business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, and product or services line growth of the Company, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of the Company based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results, performance or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

Risks and uncertainties related to the Company’s acquisitions of Gentiva and Centerre, include, but are not limited to, uncertainties as to whether the acquisitions will have the accretive effect on the Company’s earnings or cash flows that it expects, the inability to obtain, or delays in obtaining, cost savings and synergies from the acquisitions, costs and difficulties related to the integration of Gentiva’s and Centerre’s businesses and operations with the Company’s businesses and operations, unexpected costs, liabilities, charges or expenses resulting from the acquisitions, adverse effects on the Company’s stock price resulting from the acquisitions, the inability to retain key personnel, and potential adverse reactions, changes to business relationships or competitive responses resulting from the acquisitions.

In addition to the factors set forth above, other factors that may affect the Company’s plans, results or stock price are set forth in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

About Kindred Healthcare

Kindred Healthcare, Inc., a top-150 private employer in the United States, is a FORTUNE 500 healthcare services company based in Louisville, Kentucky with annual revenues of $5 billion and approximately 62,600 employees in 47 states. At September 30, 2014, Kindred through its subsidiaries provided healthcare services in 2,376 locations, including 97 transitional care hospitals, five inpatient rehabilitation hospitals, 99 nursing centers, 22 sub-acute units, 152 Kindred at Home hospice, home health and non-medical home care locations, 102 inpatient rehabilitation units (hospital-based) and a contract rehabilitation services business, RehabCare, which served 1,899 non-affiliated facilities. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for six years in a row, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com. You can also follow us on Twitter and Facebook.

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Kindred Healthcare Completes Acquisition of Gentiva Health Services

February 2, 2015

Reconciliation of Non-GAAP Measures

This press release includes a financial measure referred to as operating income, or earnings before interest, income taxes, depreciation, amortization and rent (“EBITDAR”) and Adjusted EBITDAR. Adjusted EBITDAR excludes the effect of certain changes listed below. Kindred’s management uses EBITDAR and Adjusted EBITDAR as meaningful measures of operational performance in addition to other measures. Kindred uses EBITDAR and Adjusted EBITDAR to assess the relative performance of its operating divisions as well as the employees that operate these businesses. In addition, Kindred believes these measurements are important because securities analysts and investors use these measurements to compare Kindred’s performance to other companies in the healthcare industry. Kindred believes that income from continuing operations is the most comparable generally accepted accounting principle (“GAAP”) measure. Readers of Kindred’s financial information should consider income from continuing operations as an important measure of Kindred’s financial performance because it provides the most complete measure of its performance. EBITDAR and Adjusted EBITDAR should be considered in addition to, not as a substitute for, or superior to, financial measures based upon GAAP as an indicator of operating performance. A reconciliation of revenues and income from continuing operations to EBITDAR and Adjusted EBITDAR for the twelve months ended September 30, 2014 for each of Kindred, Gentiva and Centerre is below. The Acquisition Adjusted EBITDAR with cost savings total of more than $1 billion included in this press release and presented below includes Kindred’s and Gentiva’s Adjusted EBITDAR and Centerre’s EBITDAR for the twelve months ended September 30, 2014, as well as the full run rate expected cost synergies of $70 million from the Gentiva transaction.

Kindred twelve months ended September 30, 2014:

	Year ended December 31, 2013	Nine months ended September 30,		Twelve months ended September 30, 2014
(In thousands)		2014	2013
Revenues	$4,835,585	$3,806,019	$3,625,909	$5,015,695

Income (loss) from continuing operations	$(41,906)	$7,067	$8,841	$(43,680)
Rent expense	311,526	241,449	230,605	322,370
Depreciation and amortization	154,206	117,802	116,659	155,349
Interest, net	103,963	125,870	80,063	149,770
Provision (benefit) for income taxes	(11,319)	3,582	9,203	(16,940)

Kindred EBITDAR	516,470	495,770	445,371	566,869
Impairment charges	76,082	—	—	76,082
Litigation costs	30,850	4,600	23,850	11,600
One-time bonus costs	19,842	—	19,842	—
Facility closing costs	6,542	—	6,043	499
Customer bankruptcy costs	—	1,857	—	1,857
Severance, retirement and other restructuring costs	6,016	6,636	2,353	10,299
Transaction costs	2,112	9,293	1,665	9,740

Kindred Adjusted EBITDAR	$657,914	$518,156	$499,124	676,946

Gentiva Adjusted EBITDAR				208,068
Centerre EBITDAR				48,797

Kindred Acquisition Adjusted EBITDAR				933,811

Estimated cost savings				70,000

Kindred Acquisition Adjusted EBITDAR with cost savings				$1,003,811

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Kindred Healthcare Completes Acquisition of Gentiva Health Services

February 2, 2015

Reconciliation of Non-GAAP Measures (Continued)

Gentiva twelve months ended September 30, 2014:

	Year ended December 31, 2013	Nine months ended September 30,		Twelve months ended September 30, 2014
(In thousands)		2014	2013
Revenues	$1,726,644	$1,483,551	$1,240,507	$1,969,688

Income (loss) from continuing operations before income taxes and equity in net (loss) earnings of CareCentrix Holdings, Inc.	$(644,527)	$30,846	$(181,189)	$(432,492)
Interest, net	110,384	73,906	66,783	117,507
Depreciation and amortization	24,621	21,207	14,541	31,287
Rent expense	43,370	33,467	30,584	46,253

Gentiva EBITDAR	(466,152)	159,426	(69,281)	(237,445)
Impairment charges	612,380	—	210,672	401,708
Cost saving initiatives and other restructuring costs	8,742	4,317	262	12,797
Acquisition, merger and integration costs	18,797	8,466	2,322	24,941
Impact of closed locations	3,546	2,521	—	6,067

Gentiva Adjusted EBITDAR	$177,313	$174,730	$143,975	$208,068

Centerre twelve months ended September 30, 2014:

Twelve months ended September 30, 2014
(In thousands)
Revenues	$183,438

Centerre operating income (EBITDAR)	$48,797
Rent	18,030

EBITDA	30,767
Depreciation and amortization	3,177
Interest, net	582

Income from continuing operations before income taxes	27,008
Provision for income taxes	4,848

Income from continuing operations	22,160
Earnings attributable to noncontrolling interests	(14,937)

Income from continuing operations attributable to Centerre	$7,223

Contacts

Media Susan Moss Senior Vice President, Marketing and Communications Kindred Healthcare, Inc. 502-596-7296	Investors and Analysts Stephen D. Farber Executive Vice President, Chief Financial Officer Kindred Healthcare, Inc. 502-596-2525

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